Exhibit 99.1
Cidara Therapeutics Provides Corporate Update and Reports Second Quarter 2022 Financial Results
SAN DIEGO, August 9, 2022 — Cidara Therapeutics, Inc. (NASDAQ: CDTX), a biotechnology company developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases, today reported financial results for the second quarter ended June 30, 2022 and provided an update on its corporate activities and product pipeline.
“We achieved a significant milestone in Cidara’s corporate evolution with the submission of an NDA for rezafungin for the treatment of candidemia and invasive candidiasis,” said Jeffrey Stein, Ph.D., President and Chief Executive Officer of Cidara. “We were also pleased to announce a license agreement with Melinta Therapeutics for the U.S. commercialization of rezafungin for up to $460 million. We expect a PDUFA target action date in the first quarter of 2023.”
Dr. Stein continued, “In our Cloudbreak® program, we continue to advance our Phase 1 trial of CD388, a highly potent long-acting antiviral immunotherapy designed to deliver universal prevention of seasonal and pandemic influenza, which we are conducting in partnership with Janssen. In addition, the compelling preclinical data generated to date from Cloudbreak and presented at our recent R&D Day, highlighted its significant potential in oncology.”
Recent Corporate Highlights
•Submitted NDA for rezafungin and announced license agreement with Melinta Therapeutics, Inc.: In July 2022, Cidara announced that it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for rezafungin for the treatment of candidemia and invasive candidiasis. The company also announced that it entered into a license agreement with Melinta Therapeutics, Inc. (Melinta) under which Cidara has granted Melinta an exclusive license to commercialize rezafungin in the U.S. Under the terms of the agreement, Cidara will receive a $30 million upfront payment within 30 days and is eligible to receive $60 million in regulatory milestone payments and up to $370 million in commercial milestone payments, representing a total potential transaction value of $460 million, plus tiered royalties on U.S. sales of rezafungin in the low double digits to mid-teens, subject to offset for certain expenses incurred by Melinta. Cidara retains the rights to rezafungin in Japan, while Mundipharma retains the commercial rights to rezafungin outside the U.S. and Japan.
•Hosted virtual research and development day: In July 2022, Cidara hosted a virtual research and development day, featuring a panel discussion with oncology key opinion leaders, Ezra Cohen, M.D., FRCPSC, FASCO, San Diego Center for Precision Immunotherapy, and Perry Nisen, M.D., Ph.D., Chief Executive Officer and Executive Chairman of Quanta Therapeutics, Inc. The panel discussion focused on Cidara’s Cloudbreak platform, which couples potent inhibitors to a human antibody fragment to create highly potent, long-acting drug-Fc conjugates (DFCs) designed to simultaneously inhibit multiple disease targets. The panel highlighted the principles behind the Cloudbreak DFC approach, contrasted it with antibody-drug conjugates (ADCs), monoclonal antibodies (mAbs), and small molecule applications and reviewed the potential advantages of DFCs in oncology. New data emerging from Cidara’s SARS-CoV-2 and oncology DFC programs in the immune checkpoint blockade pathway were featured.
Second Quarter 2022 Financial Results
•Revenue totaled $6.2 million and $13.3 million for the three and six months ended June 30, 2022, compared with $32.9 million and $35.3 million for the same periods of 2021. Revenue for the three and six months ended June 30, 2021 included $27.0 million of revenue recognized upon transfer of an intellectual property license to Janssen. The remaining revenue for all periods relates to ongoing research and development and clinical supply services provided to Mundipharma and Janssen.
•Cash, cash equivalents and restricted cash totaled $25.0 million as of June 30, 2022, compared with $62.3 million as of December 31, 2021.
•Research and development expenses were $15.3 million and $35.4 million for the three and six months ended June 30, 2022, compared to $17.7 million and $33.6 million for the same periods in 2021. The research and development expenses for all periods primarily relate to clinical expenses associated with the rezafungin clinical trials and drug manufacturing costs, as well as clinical expenses associated with the Janssen Collaboration Agreement.
•General and administrative expenses were $4.1 million and $9.3 million for the three and six months ended June 30, 2022, compared to $4.4 million and $9.2 million for the same period in 2021.
•Net loss for the three months ended June 30, 2022 was $13.1 million, compared to a net income of $10.7 million for the same period in 2021. For the six months ended June 30, 2022 and 2021, net loss was $31.4 million and $7.6 million, respectively.
•As of June 30, 2022, Cidara had 69,238,508 shares of common stock outstanding, and 1,818,472 shares of Series X Convertible Preferred Stock outstanding, which are convertible into 18,184,720 shares of common stock.

About Cidara Therapeutics
Cidara is developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases. The Company’s portfolio is comprised of new approaches aimed at transforming existing prevention and treatment paradigms, first with its lead Phase 3 antifungal candidate, rezafungin, in addition to DFCs targeting viral and oncology diseases from Cidara’s proprietary Cloudbreak platform. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements describe future expectations, plans, results, or strategies, among other things, and in this release include, but are not limited to, statements related to whether the FDA will accept the rezafungin NDA for filing and assign a Prescription Drug User Fee Act (PDUFA) date; whether the rezafungin NDA will be approved in the expected time frame or at all; and the likelihood Melinta will successfully commercialize rezafungin in the U.S. and achieve milestones triggering payments under the License Agreement. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as unanticipated delays in or negative results from Cidara’s preclinical or clinical trials, delays in action by regulatory authorities due to limitations on inspections and other COVID-19-related effects, and impacts of the COVID-19 pandemic or other obstacles on the enrollment of patients or other aspects of CD388 development. These and other risks are identified under the caption “Risk Factors” in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.
INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Patrick Bursey
LifeSci Communications
(203) 430-9545
pbursey@lifescicomms.com

CIDARA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues:
Collaboration revenue	$6,216	$32,863	$13,325	$35,271
Total revenues	6,216	32,863	13,325	35,271
Operating expenses:
Research and development	15,255	17,720	35,421	33,569
General and administrative	4,074	4,370	9,278	9,151
Total operating expenses	19,329	22,090	44,699	42,720
Income (loss) from operations	(13,113)	10,773	(31,374)	(7,449)
Other expense:
Interest expense, net	(6)	(62)	(26)	(132)
Total other expense, net	(6)	(62)	(26)	(132)
Net income (loss) and comprehensive income (loss)	(13,119)	10,711	(31,400)	(7,581)
Allocation of earnings to participating securities	—	(1,892)	—	—
Net income (loss) attributable to common stockholders	$(13,119)	$8,819	$(31,400)	$(7,581)
Basic net earnings (loss) per common share	$(0.19)	$0.18	$(0.46)	$(0.16)
Diluted net earnings (loss) per common share	$(0.19)	$0.18	$(0.46)	$(0.16)

Shares used to compute basic net earnings (loss) per common share	69,133,700	48,677,008	68,638,651	47,826,812
Shares used to compute diluted net earnings (loss) per common share	69,133,700	59,323,220	68,638,651	47,826,812

Condensed Consolidated Balance Sheet Data

	June 30, 2022	December 31, 2021
(In thousands)	(unaudited)
Cash, cash equivalents, and restricted cash	$25,007	$62,273
Total assets	39,524	75,325
Term loan	370	2,591
Total liabilities	47,485	53,752
Total stockholders' equity	(7,961)	21,573
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